Exhibit 99.1

GENTIVA BOARD ADOPTS LIMITED SHAREHOLDER RIGHTS PLAN WITH SHAREHOLDER PROTECTIONS

Rights Plan Will Expire in One Year

ATLANTA, May 23, 2014 (PR Newswire) — The Board of Directors of Gentiva Health Services, Inc. (NASDAQ:GTIV) (the “Company”) today announced that it has adopted a limited duration shareholder rights plan (the “Rights Plan”) and declared a dividend of one right on each share of the Company’s common stock outstanding as of close of business on June 3, 2014. The Rights Plan was adopted following the Company’s rejection of the unsolicited, non-binding proposal by Kindred Healthcare, Inc. (“Kindred”) to acquire Gentiva for $14.00 per share in Kindred stock and cash, as it significantly undervalues Gentiva, is inadequate and is not in the best interests of the Company or its shareholders.

Commenting on behalf of the Board, Rod Windley, Executive Chairman of Gentiva, said: “As significant equity holders, the Gentiva Board is fully aligned with the interests of our fellow shareholders. The Board unanimously adopted this Rights Plan to ensure that it remains in the best position to perform its fiduciary duties and to ensure that the value we are creating accrues to Gentiva and not to someone else looking to opportunistically appropriate that value. We are confident that we can best deliver significant value by continuing to execute our One Gentiva initiative and look forward to sharing more details about our plans and prospects with our shareholders in the coming weeks.”

In the absence of further action by the Board and subject to certain exceptions, the rights generally will become exercisable and allow holders to acquire the Company’s common stock at a discounted price if a person or group acquires beneficial ownership of 15% percent or more of the Company’s common stock (or equivalent derivative positions) in a transaction not approved by the Board. In that situation, rights held by persons or groups that exceed the 15% threshold will be void. The rights will expire on May 20, 2015 unless earlier redeemed, exchanged or terminated by the Company.

Shareholders are not required to take any action to receive the rights distribution. Until the rights become exercisable, they will trade with the shares of the Company’s common stock. The Rights Plan will not have an impact on the reported earnings per share of the Company and will not change the manner in which the Company’s common stock is currently traded.

Details of the Rights Plan are outlined in a summary of the Rights Plan which will be mailed to shareholders. Additional information regarding the Rights Plan will be contained in the Form 8-K to be filed by Gentiva with the U.S. Securities and Exchange Commission.

Barclays and Edge Healthcare Partners LLC are serving as financial advisors to Gentiva, and Greenberg Traurig, LLP is serving as legal advisor.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is one of the nation’s largest providers of home health, hospice and community care services, delivering innovative, high quality care to patients across the United

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. GTIV-G

Forward-Looking Statements

This press release may contain written “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “likely,” “estimate,” “may,” “continue,” “deliver,” and similar expressions of a future or forward-looking nature. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based. Factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC.

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Financial and Investor Contact:

Eric Slusser

770-951-6101

eric.slusser@gentiva.com

or	John Mongelli

770-951-6496

john.mongelli@gentiva.com

Media Contact:

Kekst and Company

Tom Davies

(212) 521-4873

Tom.davies@kekst.com

or	Lissa Perlman

(212) 521-4830

Lissa.perlman@kekst.com